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                                                                    Exhibit 4.12
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                                     FORM OF
                             CERTIFICATE OF TRUST OF
                              AMEREN CAPITAL TRUST__

            THIS CERTIFICATE OF TRUST of Ameren Capital Trust (the "Trust"), dated ______________, 200_, is being duly execute and filed by [Name of trustee], a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

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            1. Name. The name of the business trust formed hereby is "Ameren
Capital Trust __."

            2. Delaware Trustee. The name and address of the trustee of the Trust with a principal place of business in the State of Delaware is:

               [Name and address of trustee].

            3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first written above.


                                            [NAME OF TRUSTEE],
                                            not in its individual capacity,
                                            but solely as trustee


                                            By:
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